Exhibit 99.1

Envivio Reports Fourth Quarter and Fiscal 2014 Financial Results

South San Francisco, Calif. – March 20, 2014 (GLOBE NEWSWIRE) – Envivio (NASDAQ: ENVI), a leading provider of software-based video processing and delivery solutions, today announced financial results for the fourth quarter and fiscal year 2014 ended January 31, 2014.

Financial Highlights

•	Revenue for the fourth quarter of fiscal 2014 was $12.5 million, compared to $11.7 million in the third quarter of fiscal 2014 and $7.7 million in the fourth quarter of fiscal 2013. Revenue for fiscal 2014 was $43.2 million, compared to $39.1 million in fiscal 2013.

•	GAAP net loss for the fourth quarter of fiscal 2014 was $2.0 million, or $0.08 per share, compared to net loss of $2.9 million, or $0.11 per share, in the third quarter of fiscal 2014 and net loss of $4.9 million, or $0.18 per share, in the fourth quarter of fiscal 2013. GAAP net loss for fiscal 2014 was $12.2 million, or $0.45 per share, compared to net loss of $16.9 million, or $0.72 per share in fiscal 2013.

•	Non-GAAP net loss for the fourth quarter of fiscal 2014 was $1.4 million, or $0.05 per share, compared to net loss of $2.3 million, or $0.08 per share, in the third quarter of fiscal 2014 and net loss of $4.1 million, or $0.15 per share, in the fourth quarter of fiscal 2013. Non-GAAP net loss for fiscal 2014 was $9.8 million, or $0.36 per share, compared to net loss of $14.1 million, or $0.60 per share in fiscal 2013.

“We had year-over-year revenue growth of 62% this quarter and 10% for fiscal 2014,” said Julien Signès, President and CEO. “This quarter we achieved strong performance in our international business. We continued to focus on our next-generation encoding initiatives including HEVC, which enables operators to send a higher quality video stream in the same bandwidth, and 4K Ultra HD TV technology. Additionally, we continue to develop our Halo platform for applications that enhance the television experience such as network PVR and ad insertion. We remain confident in our technology leadership and continue to make improvements in our sales execution.”

As of January 31, 2014, Envivio had cash and cash equivalents of $47.9 million.

Business Highlights

•	An existing Tier 1 US cable customer contributed 21.9% of revenue in the fourth quarter and 18.1% of revenue in fiscal 2014.

•	Envivio Muse™ encoders and Envivio Halo™ network media processors (NMP) were deployed by Omni for live streaming of premium content as part of the new blink TV service in the Philippines. The first nationwide over-the-top (OTT) video service in the Philippines offers Hollywood blockbuster films, TV shows and other premium content to viewers via a subscription or a la carte model for viewing on PCs, tablets and mobile phones.

•	Irdeto, the world leader in Multiscreen, Media Protection and Revenue Assurance solutions, announced a new partnership with Envivio and Microsoft designed to better enable operators to streamline live channels over-the-top across multi-screen platforms and devices. The joint solution will be first deployed in the market with a Tier 1 European cable operator in early 2014.

•	Envivio transcoding technology is being used for multiple white label TV services in Europe, including Vision247’s Perception mobile service, deployed by Slovenian service provider T-2, as well as Telekom Slovenije’s white-label OTT solution for operators and media companies based on its TViN platform.

•	Envivio customer BSkyB’s online Pay TV service, NOW TV, was featured by Envivio at TV Connect in London, a key European exhibition. NOW TV offers subscribers in the UK a flexible, high quality video experience on any device.

•	Envivio recently collaborated with key partners including Broadcom, MStar Semiconductor, Sigma Designs and STMicroelectronics to demonstrate 4K Ultra HD technology at key industry events: CES (Las Vegas), TV Connect (London) and CCBN (Beijing).

•	Envivio introduced Envivio Guru™ 4.0, an enhanced version of its network management system (NMS). Formerly called Envivio 4Manager™, Guru 4.0 includes a new and improved user interface, as well as tools such as enhanced monitoring, connectivity enhancements, device auto-discovery and scheduled service control. These new features simplify video network management and facilitate greater service automation.

Conference Call Information

Envivio will host an investor conference call and live webcast today at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the fourth quarter and fiscal year 2014 ended January 31, 2014. To access the conference call, dial 877-941-1427, using conference code 4672122. Callers outside the U.S. and Canada should dial 480-629-9664, using conference code 4672122. A replay of the conference call will be available through Thursday, March 27, 2014. To access the replay, please dial 800-406-7325 and enter pass code 4672122. Callers outside the U.S. and Canada should dial 303-590-3030 and enter pass code 4672122. The live webcast will be accessible on Envivio’s investor relations website at http://ir.envivio.com and will be archived and available on this site for at least three months.

Non-GAAP Financial Measurements

This news release dated March 20, 2014 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net loss and non-GAAP net loss per share. To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results Financial Accounting Standards Board ASC 718 (FAS 123R) stock-based compensation. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these measures provide useful information to investors. For its internal budgeting process, management also uses financial statements that do not include, when applicable, share-based compensation expense. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about confidence in Envivio’s technology leadership. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the fourth quarter and fiscal year 2014 are different than the results set forth in this press release, unexpected changes in Envivio’s business, changes in capital spending in the markets Envivio serves, the failure of Envivio’s target markets to develop as anticipated, disruption with existing or the failure to develop new relationships with channel partners, unpredictable sales cycles, fluctuations in our operating results, failure to develop new and enhanced products in a timely manner, the loss of a key customer, the loss of our sole source manufacturer, the loss of a key supplier, claims of technology infringement, general economic conditions and other risks detailed from time to time in Envivio’s SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Envivio undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Product information is intended to outline our general product direction, is not a commitment, promise or legal obligation to deliver any material, code, or functionality, and should not be relied on in making a purchasing decision. The development, release, and timing of any features or functionality described for our products remains at our sole discretion. Envivio reserves the right to modify future product plans at any time. These new software options may be purchased separately when and if available.

About Envivio

Envivio (NASDAQ:ENVI) is the leader in software-based video processing and delivery solutions for any screen, with over 300 content and service provider customers worldwide. Envivio solutions remove the boundaries of traditional television and enable operators to increase their revenues, by providing viewers with best-in-class video quality and a compelling, personalized experience. Envivio is headquartered in South San Francisco, California and has offices worldwide including France, England, China, Singapore and Japan. Visit www.envivio.com for more information.

Contact:

Envivio

Sarah Lum

pr@envivio.com

+1.650.243.2710

The Blueshirt Group

Investor Relations for Envivio

Alice Kousoum and Cynthia Hiponia

ir@envivio.com

+1.650.243.2702

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(UNAUDITED)

	January 31, 2014	January 31, 2013
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$47,873	$51,344
Short-term investments	—	3,517
Accounts receivable, net of allowance for doubtful accounts	10,766	8,376
Inventory	75	708
Prepaid expenses and other assets	4,257	2,891
Deferred inventory costs, current	177	318

Total current assets	63,148	67,154

Property and equipment, net	3,924	5,003
Other assets	207	216

Total assets	$67,279	$72,373

Liabilities, convertible preferred stock and stockholders’ equity (deficit)

Current liabilities:
Accounts payable	$5,772	$4,953
Accrued compensation	5,308	3,395
Accrued liabilities	1,381	1,271
Deferred revenue, current	6,198	3,298

Total current liabilities	18,659	12,917

Deferred revenue, net of current portion	541	1,360
Other non-current liabilities	1,705	1,661
Deferred rent	698	874

Total liabilities	21,603	16,812

Stockholders’ equity (deficit):
Common stock	28	27
Additional paid-in capital	154,562	152,168
Accumulated other comprehensive loss	(960)	(868)
Accumulated deficit	(107,954)	(95,766)

Total stockholders’ equity (deficit)	45,676	55,561

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$67,279	$72,373

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(UNAUDITED)

	Three Months Ended			Year Ended
	(in thousands, except for per share amounts)

	January 31, 2014	October 31, 2013	January 31, 2013	January 31, 2014	January 31, 2013
Revenue
Product	$10,054	$9,384	$5,877	$34,488	$32,022
Professional services and support	2,434	2,323	1,824	8,716	7,077

Total revenue	12,488	11,707	7,701	43,204	39,099

Cost of revenue
Product	3,457	3,524	2,762	12,342	13,510
Professional services and support	690	555	425	2,268	1,483

Total cost of revenue	4,147	4,079	3,187	14,610	14,993

Gross profit	8,341	7,628	4,514	28,594	24,106

Operating expenses
Research and development	2,244	2,491	1,499	9,141	7,589
Sales and marketing	4,770	5,014	4,816	19,726	21,359
General and administrative	3,161	2,939	3,016	11,595	11,730

Total operating expenses	10,175	10,444	9,331	40,462	40,678

Loss from operations	(1,834)	(2,816)	(4,817)	(11,868)	(16,572)
Interest income (expense), net	4	7	37	43	84
Other income (expense), net	(36)	9	15	(12)	(72)

Loss before provision for income taxes	(1,866)	(2,800)	(4,765)	(11,837)	(16,560)
Income tax provision	175	129	88	351	375

Net income (loss)	(2,041)	(2,929)	(4,853)	(12,188)	(16,935)
Accretion of redeemable convertible preferred stock	—	—	—	—	—
Noncumulative dividends to convertible preferred shareholders	—	—	—	—	—

Net loss attributable to common stockholders	$(2,041)	$(2,929)	$(4,853)	$(12,188)	$(16,935)

Net loss per share of common stock, basic and diluted	$(0.08)	$(0.11)	$(0.18)	$(0.45)	$(0.72)

Shares used in computing net loss per share of common stock, basic and diluted	27,118,399	27,116,388	26,931,071	27,102,111	23,577,491

ENVIVIO, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(UNAUDITED)

	Three Months Ended			Year Ended
	(in thousands, except for per share amounts)

	January 31, 2014	October 31, 2013	January 31, 2013	January 31, 2014	January 31, 2013
GAAP gross margin	$8,341	$7,628	$4,514	$28,594	$24,106
Stock-based compensation	0	1	1	3	5

Non-GAAP gross margin	8,341	7,629	4,515	28,597	24,111
GAAP operating expenses	10,175	10,444	9,331	40,462	40,678
Stock-based compensation	(646)	(630)	(720)	(2,341)	(2,828)

Non-GAAP operating expenses	9,529	9,814	8,611	38,121	37,850
GAAP operating loss	(1,834)	(2,816)	(4,817)	(11,868)	(16,572)
Stock-based compensation	646	631	721	2,344	2,833

Non-GAAP operating loss	(1,188)	(2,185)	(4,096)	(9,524)	(13,739)
GAAP Net loss	(2,041)	(2,929)	(4,853)	(12,188)	(16,935)
Stock-based compensation	646	631	721	2,344	2,833

Non-GAAP net loss	(1,395)	(2,298)	(4,132)	(9,844)	(14,102)

Non-GAAP net loss attributable to common stockholders	$(1,395)	$(2,298)	$(4,132)	$(9,844)	$(14,102)

GAAP net loss per share of common stock, basic and diluted	$(0.08)	$(0.11)	$(0.18)	$(0.45)	$(0.72)
Non-GAAP net loss per share of common stock, basic and diluted	$(0.05)	$(0.08)	$(0.15)	$(0.36)	$(0.60)
Shares used in computing net loss per share of common stock, basic and diluted	27,118,399	27,116,388	26,931,071	27,102,111	23,577,491